CPI AEROSTRUCTURES, INC. 8-K

Exhibit 10.2

GUARANTY

This GUARANTY (“Guaranty”) is made as of December 12, 2025, by [WELDING METALLURGY, INC./COMPAC DEVELOPMENT CORPORATION], a New York corporation (“Guarantor”), in favor of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).

RECITALS:

A. Lender has agreed to lend to CPI Aerostructures, Inc., a New York corporation (“Borrower”) up to $20,00,000 (the “Loan”) in accordance with the terms of the Loan and Security Agreement of even date herewith between Lender and Borrower (as amended, modified, extended, renewed, restated or supplemented from time to time, the “Loan Agreement”). Capitalized terms used in this Guaranty and not defined in the Guaranty have the meanings given to such terms in the Loan Agreement.

B. Lender requires, as a condition precedent to making the Loan to the Borrower, that Borrower obtain this Guaranty duly executed by Guarantor. Lender will be relying on this Guaranty in making the Loan. The making of the Loan by Lender to Borrower is of value to Guarantor and is reasonably expected to benefit Guarantor.

AGREEMENT

At the request of Borrower, in consideration of Lender making the Loan, as an inducement for Lender to do so, and for other valuable consideration, Guarantor represents, warrants, agrees, and covenants as follows:

1.  Guaranteed Obligations. Guarantor hereby irrevocably, absolutely and unconditionally guarantees: (a) the full, prompt, and complete payment when due, whether by acceleration or otherwise, of (i) the entire amount of principal, accrued interest, and premiums due from time to time under the Loan; and (ii) all other Obligations of Borrower to Lender under or in respect of any of the Loan Documents, including reimbursements, late charges, interest and default interest (including post-petition interest to the extent a petition is filed by or against Borrower under title 11 of the United States Code (the “Bankruptcy Code”), damages, indemnity obligations, collection and court costs, attorneys’ fees, advances, and all other expenses and charges of any kind, in each case whether incurred prior to or after the execution of this Guaranty and all without set-off, counterclaim, recoupment, or deduction of any amounts owing or alleged to be owing by Lender to Borrower or Guarantor; and (b) the full and complete payment and performance, when due, of all other Obligations, including all indemnity obligations. All amounts due, debts, liabilities and payment and/or performance obligations described in this Section 1 shall be hereinafter collectively referred to as the “Guaranteed Obligations”. This Guaranty shall include all Swap Obligations but will not include any Excluded Swap Obligations. The exclusion of any Excluded Swap Obligations from this Guaranty shall in no way, affect, diminish or alter the Guarantor’s liability for or guarantee of all other Guaranteed Obligations identified herein or the Guarantor’s grant of a security interest or lien to secure such Guaranteed Obligations. As used herein, the following terms have the following definitions:

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

2.  Payments. All payments under this Guaranty made to Lender shall be in lawful money of the United States of America at the address of Lender designated for payments pursuant to the Loan Agreement or otherwise designated by Lender from time to time. Any amount payable under this Guaranty not paid when due and any judgment for such an amount and interest thereon shall bear interest at the rate set forth in Section 2.3(b) of the Loan Agreement (the “Default Interest Rate”) from the due date or such judgment date, respectively, until such amount and interest thereon are paid in full. Guarantor agrees to pay such interest on demand. All Guaranteed Obligations will be paid and performed by Guarantor without counterclaim, deduction, defense, deferment, reduction, or set-off.

3.  Full Performance. Guarantor’s payment or performance of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for the Guaranteed Obligations which are not paid or performed. Without in any way limiting the generality of the foregoing, in the event that Lender is awarded a judgment in any suit brought to enforce Guarantor’s covenant to pay or perform a portion of the Guaranteed Obligations or otherwise as contemplated pursuant to this Guaranty, such judgment shall in no way be deemed to release Guarantor from its covenant to pay or perform any portion of the Guaranteed Obligations which is not the subject of the suit.

4.  Representations and Warranties. Guarantor represents and warrants to Lender as follows:

4.1  No Conflicts. The execution, delivery, and performance by Guarantor of this Guaranty will not conflict with, or result in a violation of or a default under any Applicable Law; any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Guarantor is a party or by which Guarantor or any of the assets or property of Guarantor is bound; or any agreement, document, or instrument to which Guarantor is a party or by which Guarantor or any of the assets or property of Guarantor is bound except, in each case, to the extent such conflict or violation could not reasonably be expected to result in a Material Adverse Effect.

4.2  Execution and Delivery and Binding Nature of Guaranty. This Guaranty and any other Loan Documents executed by Guarantor (“Guarantor Loan Documents”), have been duly executed and delivered by or on behalf of Guarantor. The Guarantor Loan Documents are legal, valid, and binding obligations of Guarantor, enforceable in accordance with their terms against Guarantor, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

4.3  Legal Proceedings; Hearings, Inquiries, and Investigations. To the best knowledge of Guarantor, and except as disclosed in writing to Lender prior to the date hereof, (a) no legal proceeding is pending or, to best knowledge of Guarantor, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Guarantor is a party or by which Guarantor or any assets or property of Guarantor may be bound or affected that if resolved adversely to Guarantor could reasonably be expected to result in a Material Adverse Effect, and (b) no hearing, inquiry, or investigation relating to Guarantor or any assets or property of Guarantor is pending or, to the best knowledge of Guarantor, threatened in writing by any Governmental Authority that if resolved adversely to Guarantor could reasonably be expected to result in a Material Adverse Effect.

4.4  No Event of Default. To the best knowledge of Guarantor, no Event of Default has occurred and is continuing.

4.5  Compliance with Law. Guarantor has not received any notice of any material violations of any Applicable Laws, rules, or regulations of any Governmental Authority with respect to the Borrower and its business, and Guarantor is not aware of any facts or circumstances which would constitute or cause any such violation.

4.6  Full Disclosure. To the best knowledge of Guarantor, all information in the loan application, financial statement, certificate, or other document and all information prepared and delivered by or on behalf of Guarantor to Lender in obtaining credit pursuant to the Loan Agreement is correct and complete in all material respects, and there are no omissions therefrom that result in such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof. There has been no material adverse change as to Guarantor since the date of such information. All financial statements heretofore delivered to Lender by Guarantor fairly present in all material respects Guarantor’s financial condition as of the date thereof and Guarantor’s operations for the period covered thereby.

4.7  Information About Borrower and Transaction. Guarantor understands the Obligations of Borrower pursuant to the Loan Documents and the Guaranteed Obligations and has had access to information about the financial condition of Borrower and the ability of Borrower to perform the Obligations of Borrower pursuant to the Loan Documents.

4.8  Inducement. Guarantor is providing this Guaranty at the request of Borrower in order to induce Lender to extend or continue financial accommodations to Borrower.

4.9  Other Representations and Warranties. To the best knowledge of Guarantor, all other representations and warranties with respect to the Guarantor in the Loan Documents are true and correct in all material respects.

5.  Delivery of Financial Statements, Documents, and Other Information. Each delivery by Guarantor to Lender of financial statements, other documents, or information after the date of this Guaranty shall be a representation and warranty that such financial statements, other documents, or information are correct and complete (in accordance with GAAP) in all material respects, that, to the best knowledge of Guarantor, there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading in any material respect as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Guarantor as at the dates thereof in all material respects and for the periods covered thereby.

6.  Covenants. Until the Obligations are paid and performed in full, Guarantor agrees that, unless Lender otherwise agrees in writing in Lender’s absolute and sole discretion:

6.1  Reserved.

6.2  Reserved.

6.3  Keeping Informed About Borrower and Transaction. Guarantor will keep itself informed concerning Borrower’s performance of its Obligations under the Loan Documents (the “Borrower Obligations”), the financial condition of Borrower, and the ability of Borrower to perform the Borrower Obligations.

7.  Guarantor Provisions.

7.1  Nature of Guaranty. This Guaranty is absolute, continuing, irrevocable, and unconditional. This Guaranty is a guaranty of payment and performance when due and not of collection. Guarantor’s obligations under this Guaranty are primary and are independent of the obligations of any other Loan Party, and a separate action or actions may be brought and executed against any one or more of the Loan Parties, whether or not such action is brought against such Loan Party and whether or not such Loan Party is joined in such action or actions. This Guaranty shall be effective and remain in full force and effect until all Obligations are paid and performed in full, regardless of (a) the genuineness, regularity, legality, validity, or enforceability of any or all of the Liens, the Loan Documents or the Obligations, (b) any law, regulation, or rule (federal, state, or local) or any action by any Governmental Authority discharging, reducing, varying the terms of payment, or otherwise modifying any of the Obligations, any of the Liens, or (c) the death, dissolution, or liquidation of any Guarantor or Borrower.

7.2  Enforcement Against Guarantor Without Other Action. Upon the occurrence and during the continuance of an Event of Default, Lender may enforce the Guarantor Loan Documents against any Guarantor without first having sought enforcement of any Loan Documents against Borrower or any Guarantor, or any Collateral.

7.3  Enforcement Against Collateral Without Other Action. Lender may enforce any Loan Documents against any Collateral without first having sought enforcement of any Loan Documents against Borrower, any Guarantor, any other Loan Party, the premises where any Collateral is located, or any other Collateral.

7.4  Events Not Affecting Guaranteed Obligations or Liens Granted by Guarantor. The following shall not affect, impair, or delay the enforcement of any or all Guaranteed Obligations as set forth in this Guaranty and the other Loan Documents regardless of the impact upon any contribution, exoneration, indemnification, reimbursement, subrogation, and other rights of Guarantor:

7.4.1  The bankruptcy, death, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Guarantor or Borrower.

7.4.2  Any defense of Borrower or any Guarantor to payment or performance of any or all Obligations or enforcement of any or all Liens except the defense of discharge by payment in full.

7.4.3  The discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all Liens or any or all Obligations in any bankruptcy, insolvency, reorganization, or other legal proceeding or by any law, ordinance, regulation, or rule (federal, state, or local) against Borrower or any other Guarantor.

7.4.4  The cessation of liability of Borrower or any Guarantor for any or all Obligations.

7.4.5  Any claim or dispute by Borrower or any Guarantor concerning the occurrence of an Event of Default, performance of any Obligations, or any other matter.

7.5  Acts and Omissions of Lender Not Affecting Guaranteed Obligations or Liens Granted by Guarantor. Lender may undertake the following acts and omissions from time to time without notice to or consent of Guarantor and with or without receiving payment or other value, which acts and omissions shall not affect, delay, or impair any or all Guaranteed Obligations or any or all Liens granted by Guarantor, regardless of the impact upon any contribution, exoneration, indemnification, reimbursement, subrogation, and other rights of Guarantor:

7.5.1  Lender may obtain Collateral or additional Collateral.

7.5.2  Lender may substitute for any or all Collateral, regardless of whether the same type or greater or lesser value.

7.5.3  Lender may release any or all Collateral.

7.5.4  Lender may compromise, delay enforcement, fail to enforce, release, settle, or waive any rights and remedies of Lender as to any or all Collateral.

7.5.5  Upon the occurrence and during the continuance of an Event of Default, Lender may sell or otherwise dispose of any Collateral in any manner and order Lender determines, and disposition may be for no value or for less than fair market value of the Collateral. With respect to any Collateral that is personal property, Lender shall give Guarantor five (5) days’ prior written notice of any sale of other disposition, except for personal property Collateral that is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like and except as to Lender’s right of set-off. Guarantor’s sole right with respect to all Collateral shall be to bid at a sale thereof in accordance with Applicable Law.

7.5.6  Lender may fail to perfect, fail to protect the priority of, and fail to insure any or all Liens.

7.5.7  Lender may fail to inspect, insure, maintain, preserve, or protect any or all Collateral.

7.5.8  Lender may obtain additional obligors for any or all Obligations.

7.5.9  Lender may increase or decrease any or all Obligations or otherwise change the terms of any or all Obligations (including, without limitation, increases or decreases in the interest rate, additional advances within or in excess of the Lender’s commitments under the Loan Agreement, increases or decreases in the Lender’s commitments under the Loan Agreement, changes in the maturity date of any or all Obligations, and changes in the amount and timing of payments). During the existence of an Event of Default, Lender may declare all Obligations immediately due and payable or performable, whereupon the Obligations shall be immediately due and payable or performable.

7.5.10  Lender may substitute any Person for Borrower or any Guarantor, regardless of the same creditworthiness.

7.5.11  Lender may release Borrower or any Guarantor.

7.5.12  Lender may compromise, delay enforcement, fail to enforce, release, settle, or waive any or all Obligations, or Guaranteed Obligations, or any or all rights and remedies of Lender against Borrower or any Guarantor.

7.5.13  Lender may make advances, issue letters of credit, or grant other financial accommodations for Borrower without requiring satisfaction of all conditions precedent in the Loan Documents.

7.5.14  Lender may fail to file or pursue a claim in any bankruptcy, insolvency, probate, reorganization, or other proceeding as to any or all Liens or any or all Obligations.

7.5.15  Lender may subordinate (a) any or all Liens, or (b) any or all Obligations.

7.5.16  Lender may amend, modify, extend, renew, restate, supplement, or terminate in whole or in part any or all Loan Documents.

7.5.17  Lender may apply any amount received by Lender (including, without limitation, payments, proceeds of collateral, and other amounts on account of the Obligations) in such order as Lender may determine.

7.5.18  Lender may take or fail to take any other action with respect to Borrower, any Guarantor, any or all Loan Documents, any or all Obligations, any or all Collateral, any or all Liens, or any or all rights and remedies of Lender.

7.5.19  Lender may assign any or all of its rights and delegate its obligations under the Loan Documents, in whole or in part (including, without limitation, participation).

7.5.20  Lender may do any other acts and make any other omissions that result in extinguishment of any or all Obligations and any or all Liens.

7.5.21  Lender may do any other act or make any other omission that might otherwise constitute a legal or equitable discharge of, or defense by, Guarantor.

7.6  Guarantor Waivers.

7.6.1  Note and Notice Waivers. Guarantor waives, to the full extent permitted by Applicable Law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and all other notices or demands of any kind (including, without limitation, notice of the acceptance by Lender of this Guaranty, notice of the existence, creation, non-payment, or non-performance of any or all Obligations, and notice of the acts or omissions described in Section 7.5), excepting only notices specifically provided for in the Guarantor Loan Documents.

7.6.2  Waiver of Acts and Omissions. Guarantor waives, except to the extent prohibited by Applicable Law, any defense to enforcement of the Guaranteed Obligations or any Liens granted by Guarantor based on acts and omissions of Lender described in Section 7.5, except the defense of discharge by payment in full.

7.6.3  Reserved.

7.6.4  Waiver of Statute of Limitations. To the full extent permitted by law, Guarantor waives any and all statutes of limitations as a defense to any or all Obligations.

7.6.5  Waiver of Law and Equitable Principles Conflicting With This Guaranty. Guarantor waives any and all provisions of law and equitable principles that conflict with this Guaranty.

7.6.6  Waiver of Any Obligation of Lender to Inform Guarantor. Guarantor waives any right to require Lender and Lender shall not have any obligation to provide to Guarantor any information concerning performance of the Borrower Obligations, the ability of Borrower to perform the Borrower Obligations, or any other matter, regardless of what information Lender may have from time to time.

7.6.7  Waiver of Contribution, Exoneration, Indemnification, Reimbursement, Subrogation, and Other Rights Against Borrower and Any Guarantor. Guarantor waives any and all present and future claims, remedies, and rights of Guarantor against Borrower, any Guarantor, the Collateral, and any other property, interests in property, or rights to property of Borrower or any Guarantor (a) arising from any performance by Guarantor hereunder, (b) arising from any application of any Collateral or any other property, interests in property, or rights to property of Guarantor to payment or performance of the Obligations, or (c) otherwise arising in respect of the Guarantor Loan Documents, regardless of whether such claims, remedies, and rights arise under any present or future agreement, document, or instrument or are provided by any law, ordinance, regulation, or rule (federal, state, or local) (including, without limitation, (i) any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation, and (ii) any and all rights to participate in the rights and remedies of Lender against Borrower, any Guarantor, and the Collateral). Guarantor understands and acknowledges that Guarantor may, by reason of the foregoing waivers, incur a partially or totally non-reimbursable liability hereunder, nevertheless, Guarantor hereby authorizes and empowers Lender to exercise any right and remedies or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

8.  Subordination. If from time to time Borrower shall have liabilities or obligations to Guarantor, such liabilities and obligations and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate with respect to (a) assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance, and other interest and right (if any), (b) time and right of payment and performance, and (c) rights against any collateral therefor (if any), to payment and performance in full of the Obligations and the right of Lender to realize upon any or all Collateral. Guarantor agrees that such liabilities and obligations of Borrower to Guarantor shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of Borrower. Guarantor further agrees that if an Event of Default has occurred and is continuing, Borrower shall not pay, and Guarantor shall not receive, payments of any or all liabilities or obligations of Borrower to Guarantor until after termination of any Lender’s commitment under the Loan Agreement and payment and performance of the Obligations in full except as permitted in the Loan Agreement. If Guarantor receives any payment from Borrower in violation of this Section 8, such payment shall be held in trust by Guarantor for the benefit of Lender shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to Lender and applied to payment of the Borrower Obligations, whether or not then due.

9.  Rights and Remedies. The rights and remedies of Lender shall be cumulative and non-exclusive. Delay, discontinuance, or failure to exercise any right or remedy of Lender shall not be a waiver thereof, of any other right or remedy of Lender, or of the time of the essence provision. Exercise of any right or remedy of Lender shall not cure or waive any Event of Default or invalidate any act done in response to any Event of Default.

10.  Limit of Liability of Lender. In exercising rights and remedies, neither Lender nor any stockholder, director, officer, employee, agent, or representative of Lender shall have any liability for any injury to the assets, business, operations, or property of Guarantor or any other liability to Guarantor, other than, in each case, for its own gross negligence or willful misconduct.

11.  Survival. The representations, warranties, and covenants of Guarantor in the Guarantor Loan Documents shall survive the execution and delivery of this Guaranty.

12.  Integration, Entire Guaranty, Change, Discharge, Termination, Waiver, Approval, Consent, Etc. The Guarantor Loan Documents contain the complete understanding and agreement of Guarantor and Lender with respect to the subject matter thereof and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. There are no unwritten oral agreements between the parties. No provision of the Guarantor Loan Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto. Delay or failure by Lender to insist on performance of any obligation when due or compliance with any other term or condition in the Guarantor Loan Documents shall not operate as a waiver thereof or of any other obligation, term, or condition or of the time of the essence provision. Acceptance of late payments or performance shall not be a waiver of the time of the essence provision, the right of Lender to require that subsequent payments or performance be made when due, or the right of Lender to declare an Event of Default if subsequent payments or performance are not made when due. Any approval, consent, or statement that a matter is satisfactory by Lender under the Guarantor Loan Documents must be in writing executed by Lender and shall apply only to the Person(s) and facts specifically set forth in the writing.

13.  Binding Effect. The Guarantor Loan Documents shall inure to the benefit of Lender and its permitted successors and assigns and shall be binding upon Guarantor and his executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries; provided, however, that Guarantor may not delegate any of its obligations under the Guarantor Loan Documents and any purported delegation shall be void. Lender may from time to time assign its rights and delegate its obligations under the Loan Documents in accordance with the terms and conditions thereof, in whole or in part, without notice to or consent by Guarantor (including, without limitation, participation). In addition to any greater or lesser limitation provided by law, Guarantor shall not assert against any assignee of Lender any claims or defenses Guarantor may have against Lender, except claims and defenses, if any, arising under the Guarantor Loan Documents.

14.  Costs, Expenses, and Fees. Guarantor agrees to pay on demand all reasonable and documented out-of-pocket external costs, expenses, and fees (including, without limitation, as applicable, outside attorneys, paralegals, and document clerks and specialists, appraisal, appraisal review, environmental assessment, environmental testing, environmental cleanup pursuant to the Loan Documents, other inspection, processing, title, filing, and recording costs, expenses, and fees) of Lender (a) in enforcement of the Guarantor Loan Documents and exercise of the rights and remedies of Lender thereunder, (b) in defense of the legality, validity, binding nature, and enforceability of the Guarantor Loan Documents and the perfection and priority of the Liens granted in the Guarantor Loan Documents, (c) otherwise in relation to the Guarantor Loan Documents, or the rights and remedies of Lender under the Guarantor Loan Documents or relating to the Collateral, and (d) in preparing for the foregoing, whether or not any legal proceeding is brought or other action is taken. Such costs, expenses, and fees shall include, without limitation, all such costs, expenses, and fees incurred in connection with any bankruptcy, receivership, replevin, or other court proceedings (whether at the trial or appellate level). Guarantor agrees to pay interest on such out-of-pocket costs, expenses, and fees at the Default Interest Rate from the date incurred by Lender until paid in full.

15.  Severability. If any provision or any part of any provision of the Guarantor Loan Documents is unenforceable, the enforceability of the other provisions or the other provisions and the remainder of the subject provision, respectively, shall not be affected and they shall remain in full force and effect.

16.  Governing Law. The Guarantor Loan Documents shall be governed by the laws of the State of New York without giving effect to choice of law principles, and such laws shall govern all matters arising out of, in connection with or relating to this Guaranty, including its validity, interpretation, construction, performance and enforcement, provided that if, notwithstanding this Section, at any time the law of any jurisdiction other than such state is determined to be applicable to this Guaranty, then to the maximum extent permitted by Applicable Law, Guarantor expressly waives any and all benefits of the law and rules of such jurisdiction that conflict with any provision of this Guaranty.

17.  Jurisdiction and Service of Process. Any legal action or proceeding with respect to the Guarantor Loan Documents shall be brought exclusively in the courts of the State of New York located in New York County or of the United States for the Southern District of New York, sitting in New York, New York, and Guarantor accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.; provided, however, that nothing in this Guaranty shall limit or restrict Lender’s right to commence any proceeding in the federal or state courts located in the state in which a premises containing Collateral is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under any Loan Document. Lender and Guarantor hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that either of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Except as prohibited by Applicable Law, Guarantor hereby (a) irrevocably waives personal service of any and all legal process, summons, notices and other documents of any kind; (b) consents to such service in any suit, action or proceeding brought in the United States by any means permitted by Applicable Law, including by the mailing thereof to Guarantor’s address specified on the signature page hereto; and (c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

18.  Time of the Essence. Time is of the essence with regard to each provision of the Guarantor Loan Documents as to which time is a factor.

19.  Notices. All Notices shall be given as provided in the Loan Agreement.

20.  Indemnification of Lender. Guarantor agrees to indemnify, hold harmless, and on demand defend Lender and its Affiliates, stockholders, directors, officers, employees, agents, and representatives (individually and collectively, “Indemnitee”) for, from, and against any and all damages, losses, liabilities, and reasonable and documented out-of-pocket costs and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys’ fees) arising from any claim or demand incurred or asserted against any Indemnitee arising out of, or in connection with, or is a result of the execution and delivery of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of Guarantor and the rights of Lender under this Section will survive payment and performance of the Guaranteed Obligations in full and will remain in full force and effect without termination.

21.  Rescission or Return of Payments. If at any time or from time to time, whether before or after termination of any commitment of Lender under the Loan Agreement and payment and performance of the Obligations in full, all or any part of any amount received by Lender, or on account of, any Obligation is or must be, or is claimed to be, avoided, rescinded, or returned by Lender to Guarantor or any other Person for any reason whatsoever (including, without limitation, bankruptcy, insolvency, or reorganization of Guarantor or any other Person), such Obligation and any Liens that secured such Obligation at the time such avoided, rescinded, or returned payment was received by Lender, or any of them shall be deemed to have continued in existence or shall be reinstated, as the case may be, all as though such payment had not been received.

22.  No Construction Against Lender or Guarantor. The Guarantor Loan Documents are the result of negotiations between Guarantor and Lender. Accordingly, the Guarantor Loan Documents shall not be construed for or against Guarantor or Lender regardless of which party drafted the Guarantor Loan Documents or any part thereof.

23.  Headings. The headings at the beginning of each section of the Guarantor Loan Documents are solely for convenience and are not part of the Guarantor Loan Documents.

24.  Number and Gender. In the Guarantor Loan Documents the singular shall include the plural and vice versa and each gender shall include the other genders.

25.  Termination. The Guaranteed Obligations of Guarantor shall survive until the Loan has been repaid in full and the commitment of Lender under the Loan Agreement have been terminated in accordance with the terms thereof, and all Obligations under the Loan Documents have been performed in full and have expired in accordance with their terms (other than contingent obligations for which no claim giving rise thereto has been asserted); in both cases, rather than through the occurrence of one or more of (a) the acceptance by Lender of the surrender of the Note and reconveyance of the Collateral, (b) the foreclosure upon the Collateral, (c) the acquisition of all or part of the Collateral by Lender, and (d) the transfer of all of Lender’s rights in the Loan Documents, or through the exercise of any other rights and remedies by Lender (including, without limitation, foreclosure, trustee’s sale or actions on promissory notes, guaranties or other obligations).

26.  ACKNOWLEDGMENT. GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

27.  JURY WAIVER.

27.1  WAIVER. GUARANTOR AND LENDER (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT TO AGENT TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

27.2  Judicial Reference. The provisions of Section 12 of the Loan Agreement are hereby incorporated herein.

28.  Limitation on Maximum Liability.

28.1  Maximum Liability. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under any preference, fraudulent conveyance or fraudulent transfer laws (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Applicable Law, as from time to time amended) (collectively, “Fraudulent Transfer Laws”) and any other debtor relief laws of the United States or other applicable jurisdictions from time to time. Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established below and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

28.2  Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Advances and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by a Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

29.  Reserved.

30.  Reserved.

31.  General Provisions. All provisions of the Section titled “Definitions and Construction” and the Section titled “General Provisions” in the Loan Agreement (to the extent the provisions of each such Section are not duplicative of, and do not conflict with the provisions of this Guaranty) apply to this Guaranty, the same as if such provisions were set forth in full in this Guaranty.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

[WELDING METALLURGY, INC.]
[COMPAC DEVELOPMENT
CORPORATION]

By:
Name:Dorith Hakim
Title: Chief Executive Officer